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                                                                    EXHIBIT 23.4




                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in these Registration Statements Nos. 33-91320 and 33-91326 of Bellwether Exploration Company and subsidiaries on Form S-8 of our report dated August 25, 1995, appearing in this Annual Report on Form 10-K of Bellwether Exploration Company and subsidiaries for the year ended June 30, 1995.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Houston, Texas

September 21, 1995